                                                    (Filed pursuant to Rule 433;
                                                        SEC File No. 333-130210)

(CCM CARRINGTON CAPITAL MANAGEMENT LOGO)

COMPUTATIONAL MATERIALS

$901,125,000 (APPROXIMATE)

--------------------------------------------------------------------------------
CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-NC2
ASSET-BACKED PASS-THROUGH CERTIFICATES
--------------------------------------------------------------------------------

CARRINGTON SECURITIES, LP
Sponsor

NEW CENTURY MORTGAGE CORPORATION & HOME123 CORPORATION
Originators

NEW CENTURY MORTGAGE CORPORATION
Servicer

STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.
Depositor

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-NC2
Issuing Entity

JUNE 5, 2006

Citigroup Global Markets Inc.                                   (CITIGROUP LOGO)

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-NC2       $901,125,000 (APPROXIMATE)
ASSET BACKED PASS-THROUGH CERTIFICATES                              JUNE 5, 2006

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Offered Certificates described herein, supersedes any information contained in any prior similar materials relating to the Offered Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.
This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Offered Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Offered
Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Offered Certificates, until we have accepted your offer to purchase Offered Certificates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The Offered Certificates referred to in these materials are being offered when, as and if issued. The depositor is not obligated to issue such Offered
Certificates or any similar security and the underwriter's obligation to deliver such Offered Certificates is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such Offered
Certificates when, as and if issued by the issuing entity. You are advised that the terms of the Offered Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Offered Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Offered Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Offered Certificates to you is conditioned on the mortgage loans and Offered Certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such
Offered Certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Offered Certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH
THE SECURITIES AND EXCHANGE COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS
COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT
REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC
FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET
THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT
WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER
PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO
CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-248-3580.

  The Depositor has filed a registration statement including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

                                        1

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-NC2       $901,125,000 (APPROXIMATE)
ASSET BACKED PASS-THROUGH CERTIFICATES                              JUNE 5, 2006

--------------------------------------------------------------------------------
WEIGHTED AVERAGE LIFE SENSITIVITY
TO OPTIONAL REDEMPTION
--------------------------------------------------------------------------------

                      PERCENTAGE OF PREPAYMENT ASSUMPTION*

                         0PPC       50PPC      100PPC      150PPC      200PPC
--------------------------------------------------------------------------------
CLASS A-1
--------------------------------------------------------------------------------
WAL                       17.71        1.57        1.00        0.75        0.61
Principal Window        1 - 302      1 - 34      1 - 21      1 - 15      1 - 12
Principal Window End  8/25/2031   4/25/2009   3/25/2008   9/25/2007   6/25/2007

CLASS A-2
WAL                       27.55        4.19        2.00        1.56        1.21
Principal Window      302 - 358     34 - 79     21 - 29     15 - 22     12 - 17
Principal Window End  4/25/2036   1/25/2013  11/25/2008   4/25/2008  11/25/2007

CLASS A-3
WAL                       29.84        9.19        3.00        1.90        1.63
Principal Window      358 - 358    79 - 150     29 - 70     22 - 24     17 - 21
Principal Window End  4/25/2036  12/25/2018   4/25/2012   6/25/2008   3/25/2008

CLASS A-4
WAL                       29.84       12.51        5.84        2.05        1.81
Principal Window      358 - 358   150 - 150     70 - 70     24 - 25     21 - 22
Principal Window End  4/25/2036  12/25/2018   4/25/2012   7/25/2008   4/25/2008

CLASS M-1
WAL                       29.49        8.22        5.22        2.20        1.92
Principal Window      330 - 358    47 - 150     54 - 70     25 - 28     22 - 24
Principal Window End  4/25/2036  12/25/2018   4/25/2012  10/25/2008   6/25/2008

CLASS M-2
WAL                       29.49        8.22        4.67        2.54        2.07
Principal Window      330 - 358    47 - 150     47 - 70     28 - 33     24 - 26
Principal Window End  4/25/2036  12/25/2018   4/25/2012   3/25/2009   8/25/2008

CLASS M-3
WAL                       29.49        8.22        4.45        2.85        2.22
Principal Window      330 - 358    47 - 150     45 - 70     33 - 35     26 - 27
Principal Window End  4/25/2036  12/25/2018   4/25/2012   5/25/2009   9/25/2008

CLASS M-4
WAL                       29.49        8.22        4.37        3.18        2.36
Principal Window      330 - 358    47 - 150     43 - 70     35 - 41     27 - 29
Principal Window End  4/25/2036  12/25/2018   4/25/2012  11/25/2009  11/25/2008

*    85% CPR maximum in any given period.

  The Depositor has filed a registration statement including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

                                        2

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-NC2       $901,125,000 (APPROXIMATE)
ASSET BACKED PASS-THROUGH CERTIFICATES                              JUNE 5, 2006

--------------------------------------------------------------------------------
WEIGHTED AVERAGE LIFE SENSITIVITY
TO OPTIONAL REDEMPTION
--------------------------------------------------------------------------------

                      PERCENTAGE OF PREPAYMENT ASSUMPTION*

                         0PPC       50PPC      100PPC      150PPC      200PPC
--------------------------------------------------------------------------------
CLASS M-5
--------------------------------------------------------------------------------
WAL                       29.49        8.22        4.30        3.43       2.51
Principal Window      330 - 358    47 - 150     42 - 70     41 - 41    29 - 31
Principal Window End  4/25/2036  12/25/2018   4/25/2012  11/25/2009  1/25/2009

CLASS M-6
WAL                       29.49        8.22        4.25        3.43       2.59
Principal Window      330 - 358    47 - 150     40 - 70     41 - 41    31 - 31
Principal Window End  4/25/2036  12/25/2018   4/25/2012  11/25/2009  1/25/2009

CLASS M-7
WAL                       29.49        8.22        4.21        3.43       2.59
Principal Window      330 - 358    47 - 150     39 - 70     41 - 41    31 - 31
Principal Window End  4/25/2036  12/25/2018   4/25/2012  11/25/2009  1/25/2009

CLASS M-8
WAL                       29.49        8.22        4.17        3.43       2.59
Principal Window      330 - 358    47 - 150     39 - 70     41 - 41    31 - 31
Principal Window End  4/25/2036  12/25/2018   4/25/2012  11/25/2009  1/25/2009

CLASS M-9
WAL                       29.49        8.22        4.16        3.43       2.59
Principal Window      330 - 358    47 - 150     38 - 70     41 - 41    31 - 31
Principal Window End  4/25/2036  12/25/2018   4/25/2012  11/25/2009  1/25/2009

*    85% CPR maximum in any given period.

  The Depositor has filed a registration statement including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

                                       3

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-NC2       $901,125,000 (APPROXIMATE)
ASSET BACKED PASS-THROUGH CERTIFICATES                              JUNE 5, 2006

--------------------------------------------------------------------------------
WEIGHTED AVERAGE LIFE SENSITIVITY
TO MATURITY
--------------------------------------------------------------------------------

                      PERCENTAGE OF PREPAYMENT ASSUMPTION*

                         0PPC       50PPC      100PPC      150PPC      200PPC
--------------------------------------------------------------------------------
CLASS A-1
WAL                       17.71        1.57        1.00        0.75        0.61
Principal Window        1 - 302      1 - 34      1 - 21      1 - 15      1 - 12
Principal Window End  8/25/2031   4/25/2009   3/25/2008   9/25/2007   6/25/2007

CLASS A-2
WAL                       27.55        4.19        2.00        1.56        1.21
Principal Window      302 - 358     34 - 79     21 - 29     15 - 22     12 - 17
Principal Window End  4/25/2036   1/25/2013  11/25/2008   4/25/2008  11/25/2007

CLASS A-3
WAL                       29.84        9.20        3.01        1.90        1.63
Principal Window      358 - 358    79 - 157     29 - 74     22 - 24     17 - 21
Principal Window End  4/25/2036   7/25/2019   8/25/2012   6/25/2008   3/25/2008

CLASS A-4
WAL                       29.86       17.67        8.55        2.05        1.81
Principal Window      358 - 359   157 - 317    74 - 166     24 - 25     21 - 22
Principal Window End  5/25/2036  11/25/2032   4/25/2020   7/25/2008   4/25/2008

CLASS M-1
WAL                       29.50        9.12        5.69        2.20        1.92
Principal Window      330 - 359    47 - 286    54 - 144     25 - 28     22 - 24
Principal Window End  5/25/2036   4/25/2030   6/25/2018  10/25/2008   6/25/2008

CLASS M-2
WAL                       29.50        9.09        5.12        2.54        2.07
Principal Window      330 - 359    47 - 276    47 - 138     28 - 33     24 - 26
Principal Window End  5/25/2036   6/25/2029  12/25/2017   3/25/2009   8/25/2008

CLASS M-3
WAL                       29.49        9.07        4.88        2.85        2.22
Principal Window      330 - 359    47 - 261    45 - 128     33 - 35     26 - 27
Principal Window End  5/25/2036   3/25/2028   2/25/2017   5/25/2009   9/25/2008

CLASS M-4
WAL                       29.49        9.04        4.79        4.96        2.36
Principal Window      330 - 358    47 - 254    43 - 124    35 - 102     27 - 29
Principal Window End  4/25/2036   8/25/2027  10/25/2016  12/25/2014  11/25/2008

*    85% CPR maximum in any given period.

  The Depositor has filed a registration statement including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

                                        4

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-NC2       $901,125,000 (APPROXIMATE)
ASSET BACKED PASS-THROUGH CERTIFICATES                              JUNE 5, 2006

--------------------------------------------------------------------------------
WEIGHTED AVERAGE LIFE SENSITIVITY
TO MATURITY
--------------------------------------------------------------------------------

                      PERCENTAGE OF PREPAYMENT ASSUMPTION*

                         0PPC       50PPC      100PPC      150PPC      200PPC
--------------------------------------------------------------------------------
CLASS M-5
WAL                       29.49        9.01        4.71        5.84       2.51
Principal Window      330 - 358    47 - 246    42 - 120     61 - 81    29 - 31
Principal Window End  4/25/2036  12/25/2026   6/25/2016   3/25/2013  1/25/2009

CLASS M-6
WAL                       29.49        8.97        4.63        4.78       2.68
Principal Window      330 - 358    47 - 236    40 - 114     53 - 68    31 - 33
Principal Window End  4/25/2036   2/25/2026  12/25/2015   2/25/2012  3/25/2009

CLASS M-7
WAL                       29.49        8.91        4.56        4.25       2.89
Principal Window      330 - 358    47 - 225    39 - 108     47 - 64    33 - 36
Principal Window End  4/25/2036   3/25/2025   6/25/2015  10/25/2011  6/25/2009

CLASS M-8
WAL                       29.49        8.82        4.48        3.93       4.60
Principal Window      330 - 358    47 - 211    39 - 101     44 - 60    36 - 71
Principal Window End  4/25/2036   1/25/2024  11/25/2014   6/25/2011  5/25/2012

CLASS M-9
WAL                       29.49        8.73        4.42        3.74       4.31
Principal Window      330 - 358    47 - 197     38 - 94     42 - 55    49 - 55
Principal Window End  4/25/2036  11/25/2022   4/25/2014   1/25/2011  1/25/2011

*    85% CPR maximum in any given period.

  The Depositor has filed a registration statement including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

                                        5

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-NC2       $901,125,000 (APPROXIMATE)
ASSET-BACKED PASS-THROUGH CERTIFICATES                              JUNE 5, 2006

                                  NET WAC RATE

PERIOD   NET WAC RATE
---------------------
   1          6.89
   2          7.56
   3          7.56
   4          7.81
   5          7.56
   6          7.81
   7          7.56
   8          7.56
   9          8.37
  10          7.56
  11          7.81
  12          7.56
  13          7.81
  14          7.56
  15          7.56
  16          7.81
  17          7.56
  18          7.81
  19          7.56
  20          7.56
  21          8.08
  22          7.56
  23          9.01
  24          8.76
  25          9.04
  26          8.73
  27          8.73
  28          9.02
  29          9.77
  30         10.14
  31          9.81
  32          9.80
  33         10.85
  34          9.80
  35         10.37
  36         10.05
  37         10.38
  38         10.04
  39         10.04
  40         10.37
  41         10.05
  42         10.39
  43         10.04
  44         10.04
  45         11.11
  46         10.02
  47         10.36
  48         10.02
  49         10.35
  50         10.01
  51         10.00
  52         10.33
  53          9.99
  54         10.32
  55          9.98
  56          9.97
  57         11.03
  58          9.95
  59         10.28
  60          9.94
  61         10.26
  62          9.92
  63          9.92
  64         10.24
  65          9.90
  66         10.22
  67          9.89
  68          9.88
  69         10.55
  70          9.86

Assumptions: Static Indices: 1mL= 5.08125% 6mL=5.310%

10% Optional Cleanup Call Based On Pricing Prepayment Assumption

  The Depositor has filed a registration statement including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

                                        6

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-NC2       $901,125,000 (APPROXIMATE)
ASSET-BACKED PASS-THROUGH CERTIFICATES                              JUNE 5, 2006

                         CLASS A EFFECTIVE MAXIMUM RATE*

PERIOD   CLASS A AFC
---------------------
   1         11.50
   2         11.50
   3         11.50
   4         11.50
   5         11.50
   6         11.50
   7         11.50
   8         11.50
   9         11.50
  10         11.50
  11         11.50
  12         11.50
  13         11.50
  14         11.50
  15         11.50
  16         11.50
  17         11.50
  18         11.50
  19         11.50
  20         11.50
  21         11.50
  22         11.50
  23         11.50
  24         11.50
  25         11.50
  26         11.50
  27         11.50
  28         11.50
  29         11.99
  30         12.66
  31         12.49
  32         12.77
  33         14.52
  34         13.57
  35         16.27
  36         16.65
  37        250.09
  38         91.00
  39         28.30
  40         28.64
  41         28.61
  42         29.06
  43         27.57
  44         27.04
  45         29.37
  46         26.04
  47         27.37
  48         26.07
  49         26.46
  50         25.17
  51         24.74
  52         25.14
  53         23.96
  54         24.37
  55         23.21
  56         22.84
  57         24.90
  58         22.15
  59         22.58
  60         21.54
  61         21.94
  62         20.93
  63         20.64
  64         21.04
  65         20.09
  66         20.49
  67         19.57
  68         19.33
  69         20.64
  70         19.28

*    Assumptions: Static Indices: 1mL=20.0% 6mL=20.0%

*    10% Optional Cleanup Call Based On Pricing Prepayment Assumption

*    Includes any payments made from the applicable Interest Rate Cap Agreement

*    The Class A Effective Maximum Rate is an annual rate calculated by taking the maximum amount of funds available to pay interest to the Class A
     Certificates on the related Distribution Date divided by the beginning
     Class A Certificate balance (adjusted for the actual number of days in the period).

  The Depositor has filed a registration statement including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

                                        7

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-NC2       $901,125,000 (APPROXIMATE)
ASSET-BACKED PASS-THROUGH CERTIFICATES                              JUNE 5, 2006

                         CLASS M EFFECTIVE MAXIMUM RATE*

PERIOD   CLASS M AFC
---------------------
   1         11.50
   2         11.50
   3         11.50
   4         11.50
   5         11.50
   6         11.50
   7         11.50
   8         11.50
   9         11.50
  10         11.50
  11         11.50
  12         11.50
  13         11.50
  14         11.50
  15         11.50
  16         11.50
  17         11.50
  18         11.50
  19         11.50
  20         11.50
  21         11.50
  22         11.50
  23         11.50
  24         11.50
  25         11.50
  26         11.50
  27         11.50
  28         11.50
  29         11.50
  30         11.50
  31         11.50
  32         11.50
  33         11.50
  34         11.50
  35         11.50
  36         11.50
  37         11.50
  38         11.50
  39         11.50
  40         11.50
  41         12.13
  42         12.58
  43         12.16
  44         12.15
  45         13.44
  46         12.13
  47         13.29
  48         12.88
  49         13.30
  50         12.86
  51         12.84
  52         13.25
  53         12.84
  54         13.26
  55         12.81
  56         12.80
  57         14.15
  58         12.77
  59         13.19
  60         12.76
  61         13.17
  62         12.73
  63         12.71
  64         13.12
  65         12.68
  66         13.08
  67         12.64
  68         12.63
  69         13.48
  70         12.59

*    Assumptions: Static Indices: 1mL=20.0% 6mL=20.0%

*    10% Optional Cleanup Call Based On Pricing Prepayment Assumption

*    Includes any payments made from the applicable Interest Rate Cap Agreement

*    The Class M Effective Maximum Rate is an annual rate calculated by taking the maximum amount of funds available to pay interest to the Class M
     Certificates on the related Distribution Date divided by the beginning
     Class M Certificate balance (adjusted for the actual number of days in the period).

  The Depositor has filed a registration statement including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

                                        8

CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-NC2       $901,125,000 (APPROXIMATE)
ASSET-BACKED PASS-THROUGH CERTIFICATES                              JUNE 5, 2006

                         ASSUMED MONTHLY EXCESS INTEREST

PERIOD   STATIC LIBOR   FORWARD LIBOR
-------------------------------------
   1         2.01            2.01
   2         2.51            2.37
   3         2.51            2.29
   4         2.69            2.50
   5         2.51            2.27
   6         2.69            2.40
   7         2.52            2.28
   8         2.52            2.25
   9         3.03            2.79
  10         2.52            2.28
  11         2.69            2.48
  12         2.52            2.33
  13         2.69            2.46
  14         2.52            2.22
  15         2.52            2.15
  16         2.69            2.27
  17         2.52            2.02
  18         2.69            2.15
  19         2.52            1.92
  20         2.52            1.88
  21         2.86            2.22
  22         2.53            1.85
  23         3.90            3.24
  24         3.78            3.12
  25         3.94            3.36
  26         3.77            3.22
  27         3.77            3.28
  28         3.94            3.52
  29         4.85            4.52
  30         5.07            4.79
  31         4.90            4.64
  32         4.90            4.67
  33         5.41            5.22
  34         4.91            4.70
  35         5.33            5.18
  36         5.19            5.02
  37         5.36            5.17
  38         5.00            4.76
  39         4.99            4.70
  40         5.18            4.88
  41         5.04            4.83
  42         5.22            5.01
  43         5.05            4.79
  44         5.04            4.77
  45         5.55            5.31
  46         5.03            4.73
  47         5.21            4.99
  48         5.03            4.80
  49         5.20            4.99
  50         5.02            4.80
  51         5.02            4.79
  52         5.18            4.98
  53         5.00            4.78
  54         5.17            4.96
  55         4.99            4.76
  56         4.98            4.75
  57         5.49            5.31
  58         4.97            4.73
  59         5.13            4.92
  60         4.95            4.71
  61         5.12            4.89
  62         4.94            4.68
  63         4.93            4.66
  64         5.10            4.84
  65         4.92            4.67
  66         5.08            4.84
  67         4.90            4.64
  68         4.89            4.62
  69         5.23            4.99
  70         4.88            4.59

Assumptions:

1.   Run at pricing prepayment assumption

2.   Excess (30/360)

3.   Static Indices: 1mL = 5.08125%; 6mL = 5.310%

4.   Forward 1mL used for Certificates, Forward 6mL used for collateral

5.   10% optional clean-up call

  The Depositor has filed a registration statement including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

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CARRINGTON MORTGAGE LOAN TRUST, SERIES 2006-NC2       $901,125,000 (APPROXIMATE)
ASSET-BACKED PASS-THROUGH CERTIFICATES                              JUNE 5, 2006

                  BREAKEVEN (LAST CDR PRIOR TO 1ST DOLLAR LOSS)

BOND   CDR BE RATE    WAL    CUM LOSS
-------------------------------------
 M-1      37.23       4.79     23.94
 M-2      26.97       5.58     19.57
 M-3      23.72       7.40     17.95
 M-4      20.72       7.86     16.33
 M-5      17.95       8.35     14.71
 M-6      15.48       8.90     13.15
 M-7      13.19       9.42     11.61
 M-8      11.55      10.32     10.43
 M-9      10.38      11.28      9.55

ASSUMPTIONS:

1.   Trigger event is always in effect

2.   40 % loss severity

3.   6 months lag

4.   Pricing prepayment assumption

5.   Certificates use 1-month LIBOR forward and collateral uses 6-month LIBOR forward

6.   P&I advance

7.   10% Optional Cleanup Call is not exercised

  The Depositor has filed a registration statement including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

                                       10